                                                                     Exhibit 4.3

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             World Color Press, Inc.

                                  $300,000,000

                    7 3/4% Senior Subordinated Notes due 2009



                                  -------------

                                    INDENTURE

                          Dated as of February 22, 1999
                                  -------------



                              The Bank of New York
                                     Trustee




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                  PAGE
                                              ARTICLE I
                                    DEFINITIONS AND INCORPORATION
                                            BY REFERENCE

Section 1.1    Definitions.........................................................1
Section 1.2    Other Definitions..................................................20
Section 1.3    Incorporation by Reference of Trust Indenture Act..................20
Section 1.4    Rules of Construction..............................................21

                                          ARTICLE II
                                        THE SECURITIES

Section 2.1    Form and Dating....................................................22
Section 2.2    Execution and Authentication.......................................23
Section 2.3    Registrar and Paying Agent.........................................25
Section 2.4    Paying Agent to Hold Assets in Trust...............................25
Section 2.5    Holder Lists.......................................................26
Section 2.6    Transfer and Exchange..............................................26
Section 2.7    Replacement Securities.............................................44
Section 2.8    Outstanding Securities.............................................44
Section 2.9    Treasury Securities................................................45
Section 2.10   Temporary Securities...............................................45
Section 2.11   Cancellation.......................................................45
Section 2.12   Defaulted Interest.................................................46
Section 2.13   CUSIP Numbers......................................................46
Section 2.14   Issuance of Additional Securities..................................46

                                          ARTICLE III
                                      OPTIONAL REDEMPTION

Section 3.1    Notices to Trustee.................................................47
Section 3.2    Selection of Securities to be Redeemed.............................47
Section 3.3    Notice of Redemption...............................................48
Section 3.4    Effect of Notice of Redemption.....................................49
Section 3.5    Deposit of Redemption Price........................................49
Section 3.6    Securities Redeemed in Part........................................50
Section 3.7    Optional Redemption................................................50

                                                                                PAGE
                                          ARTICLE IV
                                           COVENANTS

Section 4.1    Payment of Securities..............................................51
Section 4.2    Maintenance of Office or Agency....................................52
Section 4.3    SEC Reports; Financial Statements..................................52
Section 4.4    Compliance Certificate; Notice of Default..........................53
Section 4.5    Payment of Taxes and Other Claims..................................54
Section 4.6    Waiver of Stay, Extension and Usury Laws...........................54
Section 4.7    Limitations on Restricted Payments.................................54
Section 4.8    Dividends and Payment Restrictions.................................58
Section 4.9    Incurrence of Indebtedness.........................................59
Section 4.10   Limitation on Sales of Assets......................................61
Section 4.11   Transactions With Affiliates.......................................64
Section 4.12   Limitations on Liens...............................................65
Section 4.13   Investments in Unrestricted Subsidiaries...........................65
Section 4.14   Corporate Existence................................................66
Section 4.15   Limitation on Other Subordinated Indebtedness......................67

                                           ARTICLE V
                                          SUCCESSORS

Section 5.1    Merger, Consolidation, or Sale of Assets...........................67
Section 5.2    Opinion of Counsel to Trustee; Officers' Certificate...............68
Section 5.3    Successor Corporation Substituted..................................68

                                          ARTICLE VI
                                     DEFAULTS AND REMEDIES

Section 6.1    Events of Default..................................................69
Section 6.2    Acceleration.......................................................72
Section 6.3    Other Remedies.....................................................73
Section 6.4    Waiver of Past Defaults............................................74
Section 6.5    Control By Majority................................................74
Section 6.6    Limitations On Suits...............................................74
Section 6.7    Rights of Holders To Receive Payment...............................75
Section 6.8    Collection Suit By Trustee.........................................76
Section 6.9    Trustee May File Proofs of Claim...................................76
Section 6.10   Priorities.........................................................77
Section 6.11   Undertaking For Costs..............................................77
Section 6.12   Rights and Remedies Cumulative.....................................77
Section 6.13   Delay or Omission Not Waiver.......................................78
Section 6.14   Restoration of Rights and Remedies.................................78

                                                                                PAGE



                                          ARTICLE VII
                                            TRUSTEE

Section 7.1    Duties of Trustee..................................................78
Section 7.2    Rights of Trustee..................................................80
Section 7.3    Individual Rights of Trustee.......................................81
Section 7.4    Trustee's Disclaimer...............................................81
Section 7.5    Notice of Default..................................................82
Section 7.6    Reports by Trustee to Holders......................................82
Section 7.7    Compensation and Indemnity.........................................82
Section 7.8    Replacement of Trustee.............................................83
Section 7.9    Successor Trustee by Merger, Etc...................................85
Section 7.10   Eligibility; Disqualification......................................85
Section 7.11   Preferential Collection of Claims against Company..................85

                                         ARTICLE VIII
                                     LEGAL DEFEASANCE AND
                                      COVENANT DEFEASANCE

Section 8.1    Option to Effect Legal Defeasance or Covenant Defeasance...........85
Section 8.2    Legal Defeasance and Discharge.....................................85
Section 8.3    Covenant Defeasance................................................86
Section 8.4    Conditions to Legal or Covenant Defeasance.........................87
Section 8.5    Deposited Cash and U.S. Government Obligations to be Held in
               Trust; Other Miscellaneous Provisions..............................89
Section 8.6    Repayment to the Company...........................................89
Section 8.7    Reinstatement......................................................90

                                          ARTICLE IX
                              AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1    Supplement Indentures Without Consent of Holders...................90
Section 9.2    Amendments, Supplemental Indentures and Waivers with
               Consent of Holders.................................................91
Section 9.3    Compliance with TIA................................................93
Section 9.4    Revocation and Effect of Consents..................................93
Section 9.5    Notation on or Exchange of Securities..............................94
Section 9.6    Trustee to Sign Amendments, Etc....................................94

                                           ARTICLE X
                                         SUBORDINATION

                                                                                PAGE



Section 10.1   Securities Subordinated to Senior Indebtedness.....................95
Section 10.2   No Payment on Securities in Certain Circumstances..................95
Section 10.3   Securities Subordinated to Prior Payment of All Senior
               Indebtedness on Dissolution, Liquidation or Reorganization
               of Company.........................................................97
Section 10.4   Holders to Be Subrogated to Rights of Holders of Senior
               Indebtedness.......................................................98
Section 10.5   Obligations of the Company Unconditional...........................99
Section 10.6   Trustee Entitled to Assume Payments Not Prohibited in
               Absence of Notice..................................................99
Section 10.7   Subordination Rights Not Impaired by Acts or Omissions
               of Company or Holders of Senior Indebtedness......................100
Section 10.8   Holders Authorize Trustee to Effectuate Subordination of
               Securities........................................................100
Section 10.9   Right of Trustee to Hold Senior Indebtedness......................101
Section 10.10  Article X Not to Prevent Events of Default........................101
Section 10.11  No Fiduciary Duty of Trustee to Holders of Senior
               Indebtedness......................................................101

                                          ARTICLE XI
                                         MISCELLANEOUS

Section 11.1   Trust Indenture Act Controls......................................102
Section 11.2   Notices...........................................................102
Section 11.3   Communication by Holders With Other Holders.......................103
Section 11.4   Certificate and Opinion as to Conditions Precedent................103
Section 11.5   Statements Required in Certificate or Opinion.....................104
Section 11.6   Rules by Trustee, Paying Agent, Registrar.........................104
Section 11.7   Legal Holidays....................................................105
Section 11.8   No Recourse Against Others........................................105
Section 11.9   Governing Law.....................................................105
Section 11.10  No Adverse Interpretation of Other Agreements.....................106
Section 11.11  Successors........................................................106
Section 11.12  Counterpart Originals.............................................106
Section 11.13  Table of Contents, Headings, etc..................................106
Section 11.14  Severability......................................................106
Section 11.15  Qualification of Indenture........................................107
Section 11.16  Registration Rights...............................................107

SIGNATURES.......................................................................108

                                                                                PAGE



EXHIBIT A      FORM OF SECURITY
EXHIBIT B      FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C      FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D      FORM OF CERTIFICATE FROM ACQUIRING
                INSTITUTIONAL ACCREDITED INVESTOR

                             CROSS-REFERENCE TABLE*


Trust Indenture                                                            Indenture
   Act Section                                                              Section
   -----------                                                             ---------
310(a)(1)...............................................................    7.10
   (a)(2)...............................................................    7.10
   (a)(3)...............................................................    N.A.**
   (a)(4)...............................................................    N.A.
   (b)..................................................................    7.8; 7.10; 11.2
   (c)..................................................................    N.A.
311(a)..................................................................    7.11
   (b)..................................................................    7.11
   (c)..................................................................    N.A.
312(a)..................................................................    2.5
   (b)..................................................................    11.3
   (c)..................................................................    11.3
313(a)..................................................................    7.6
   (b)(1)...............................................................    N.A.
   (b)(2)...............................................................    7.6
   (c)..................................................................    7.6; 11.2
   (d)..................................................................    7.6
314(a)..................................................................    4.3; 11.2
   (b)..................................................................    N.A.
   (c)(1)...............................................................    11.4
   (c)(2)...............................................................    7.2; 11.4
   (c)(3)...............................................................    N.A.
   (d)..................................................................    N.A.
   (e)..................................................................    11.5
   (f)..................................................................    N.A.
315(a)..................................................................    7.1(2)
   (b)..................................................................    7.5; 11.2
   (c)..................................................................    7.1(1)
   (d)..................................................................    7.1(3)
   (e)..................................................................    6.11
316(a)(last sentence)...................................................    2.9
   (a)(1)(A)............................................................    6.5
   (a)(1)(B)............................................................    6.4
   (a)(2)...............................................................    N.A.
   (b)..................................................................    6.7
   (c)..................................................................    9.4
317(a)(1)...............................................................    6.8

--------

*    This Cross-Reference Table is not part of the Indenture.

**   N.A. means not applicable.

   (a)(2)...............................................................    6.9
   (b)..................................................................    2.4
318(a)..................................................................    11.1

                  INDENTURE, dated as of February 22, 1999, among World Color Press, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's 7 3/4% Senior Subordinated Notes due 2009 (the "Securities"):


                                    ARTICLE I

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1       DEFINITIONS.

                  "144A GLOBAL SECURITY" means a global security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Initial Securities sold in reliance on Rule 144A.

                  "ADDITIONAL SECURITIES" means, subject to the Company's compliance with Section 4.9, 7 3/4% Senior Subordinated Notes due 2009 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.6, 2.7, 2.10, 3.6, 4.10 or 9.5 of this Indenture and other than Exchange Securities issued pursuant to an Exchange Offer).

                  "ADJUSTED CONSOLIDATED NET INCOME" means, with respect to any Person for any period, (i) the Consolidated Net Income of such Person for such period, plus (ii) in the case of the Company and its Restricted Subsidiaries, all cash received during such period by the Company or any Restricted Subsidiary from its Unrestricted Subsidiaries from the payment of dividends or distributions (including tax sharing payments and loans or advances which are junior in right of payment to the Securities and have a longer Average Life than the Securities), but only to the extent such cash payments are not otherwise included in "Adjusted Consolidated Net Income." Each item of Adjusted Consolidated Net Income will be determined in conformity with GAAP, except that, for purposes of the application of Accounting Principles Board Opinions Nos. 16 and 17, such Person may select any amortization practice allowable by GAAP up to 40 years, notwithstanding the use of a different amortization in such Person's consolidated financial statements. Any designation of a Subsidiary of the Company as a Restricted Subsidiary or Unrestricted Subsidiary at or prior to the time of the calculation of Adjusted Consolidated Net Income of a Subsidiary will be treated as if it had occurred at the beginning of the applicable period.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by agreement or otherwise.

                  "AGENT" means any authenticating agent, Registrar, Paying Agent or transfer agent.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

                  "ASSET SALE" means, with respect to any Person, in one or a series of related transactions, the sale, lease, conveyance, disposition or other transfer by the referent Person of any of its assets (including by way of a sale-and-leaseback and including the sale or other transfer or issuance of any Capital Stock of any Subsidiary of the referent Person); PROVIDED that notwithstanding the foregoing, the term "Asset Sale" shall not include the sale, lease, conveyance, disposition or other transfer of (i) all or substantially all of the assets of the Company, as permitted pursuant to Section 5.1 hereof, (ii) any assets between the Company or any Restricted Subsidiary, (iii) any sale, conveyance, disposition or other transfer or (A) cash and cash equivalents, (B) inventory in the ordinary course of business and (C) any other tangible or intangible asset, in each case in the ordinary course of business of the Company or its Restricted Subsidiaries, or (iv) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof.

                  "AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment or, in the case of Redeemable Stock, each successive scheduled mandatory redemption payment of such security or instrument multiplied by the amount of such principal payment or, in the case of Redeemable Stock, such mandatory redemption payment, by (ii) the sum of all such principal payments or, in the case of Redeemable Stock, mandatory redemption payments.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

                  "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

                  "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                  "BROKER-DEALER" means any broker-dealer that receives Exchange Securities for its own account in an Exchange Offer in exchange for Initial Securities that were acquired by such broker-dealer as a result of market-making or other trading activities.

                  "BUSINESS DAY" means any day other than a Legal Holiday.

                  "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

                  "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

                  "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development and having total assets in excess of $500.0 million with a maturity date not more than one-year from the date of acquisition, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (v) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

                  "CEDEL" means Cedel Bank, societe anonyme, or any successor thereof.

                  "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

                  "COMPANY" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

                  "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Adjusted Consolidated Net Income of such Person for such period PLUS (a) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Adjusted Consolidated Net Income, PLUS (b) consolidated Interest Expense, whether paid or accrued, to the extent such expense was deducted in computing Adjusted Consolidated Net Income (including amortization of original issue discount and non-cash interest payments), PLUS (c) (depreciation, amortization and other non-cash charges to the extent such depreciation, amortization and other non-cash charges were deducted in computing Adjusted Consolidated Net Income (including amortization of goodwill and other intangibles); PROVIDED, with respect to the calculation of the Company's Fixed Charge Coverage Ratio, that if, during such period, (i) such Person or any of its Subsidiaries shall have made any Asset Sales (other than in the case of the Company and its Subsidiaries, sales of the Capital Stock of or any assets of Unrestricted Subsidiaries which constitute Asset Sales), Consolidated Cash Flow of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive), to the extent such Consolidated Cash Flow was included in computing Consolidated Cash Flow, directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period or increased by an amount equal to the Consolidated Cash Flow (if negative), to the extent such Consolidated Cash Flow was included in computing Consolidated Cash Flow, directly attributable thereto for such period and (ii) such Person or any of its Subsidiaries (other than, in the case of the Company and its Subsidiaries, Unrestricted Subsidiaries) has made any acquisition of assets or Capital Stock (occurring by merger or otherwise), including, without limitation, any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated Cash Flow of such Person and its Subsidiaries shall be calculated (notwithstanding clause (iii) of the definition of Consolidated Net Income) excluding any expenses which, in the good faith estimate of management, will be eliminated as a result of such acquisition, as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of such period.

                  "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the (a) consolidated Interest Expense, whether paid or accrued, to the extent such expense was deducted in computing Adjusted Consolidated Net Income (including amortization of original issue discount and non-cash interest payments) and (b) amount of all cash dividend payments on all series of preferred stock, other than cash dividends on preferred stock of Unrestricted Subsidiaries and cash dividends paid to such Person or its Subsidiaries (other than in the case of the Company and its Restricted Subsidiaries, Unrestricted Subsidiaries); PROVIDED that if, during such period (i) such Person or any of its Subsidiaries shall have made any Asset Sales (other than in the case of the Company and its Subsidiaries, sales of the Capital Stock of or any assets of Unrestricted Subsidiaries which constitute Asset Sales), Consolidated Fixed Charges of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to the assets which are the subject of such Asset Sales for such period and (ii) such Person or any of its Subsidiaries (other than, in the case of the Company and its Subsidiaries, Unrestricted Subsidiaries) has made any acquisition of assets or Capital Stock (occurring by merger or otherwise), including, without limitation, any acquisition of assets or Capital Stock occurring in connection with the transaction causing a calculation to be made hereunder, Consoli dated Fixed Charges of such Person and its Subsidiaries shall be calculated on a pro forma basis as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of such period.

                  "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (other than, in the case of the Company and its Subsidiaries, Unrestricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP, PROVIDED that (i) the net income (or loss) of any Person which is not a Subsidiary or is accounted for by the equity method of accounting shall be included only to the extent of the amount of cash dividends or distributions (including tax sharing payments and loans or advances which are junior in right of payment to the Securities and have a longer Average Life than the Securities) paid to the referent Person or a Subsidiary of the referent Person (other than, in the case of the Company and its Restricted Subsidiaries, Unrestricted Subsidiaries), (ii) except to the extent includable pursuant to the foregoing clause (i), the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries shall be excluded, (iii) any gains or losses attributable to Asset Sales net of related tax costs or tax benefits, as the case may be, shall be excluded, (iv) after-tax items classified as extraordinary gains or losses shall be excluded and (v) the cumulative effect of changes in accounting principles shall be excluded.

                  "CONSOLIDATED NET WORTH" means, at any date of determination, the sum of the Capital Stock and additional paid-in-capital plus retained earnings (or minus accumulated deficit) of the referent Person and its Subsidiaries on a consolidated basis, less amounts attributable to Redeemable Stock, each item to be determined in conformity with GAAP (excluding the effects of (i) foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52 and (ii) the application of Accounting Principles Board Opinions No. 16 and 17 and related interpretations.

                  "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.2 or such other address as the Trustee may designate from time to time.

                  "CREDIT AGENT" means the agent or representative of the lenders under the Credit Facility.

                  "CREDIT FACILITY" means the Second Amended and Restated Credit Agreement, dated as of June 6, 1996, as amended, by and among the Company, certain financial institutions parties thereto and Bankers Trust Company, as Administrative Agent, BA Securities, Inc., as Syndication Agent, and Citibank, N.A., as Documentation Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, supplemented, renewed, refunded, refinanced, restructured or replaced from time to time (including without limitation, any extension of maturity thereof or the inclusion of additional borrowers or guarantors thereunder).

                  "CURRENCY AGREEMENT" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in currency values.

                  "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "DEFAULT" means any event, act or condition that is or, after notice or the passage of time or both, would be an Event of Default.

                  "DEFINITIVE SECURITIES" means Securities that are in the form of the Security attached hereto as Exhibit A that do not bear the Global Security Legend or the "Schedule of Exchange of Interests in the Global Security" attached thereto.

                  "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "DESIGNATED SENIOR DEBT" means (i) the Senior Bank Debt and
(ii) any other Senior Indebtedness permitted under this Indenture having a principal amount of at least $30.0 million that is designated as "Designated Senior Debt" by written notice form the Company to the Trustee.

                  "DTC" shall have the meaning specified in Section 2.3.

                  "EQUITY INTERESTS" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

                  "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system, or any successor thereof.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "EXCHANGE OFFER" means a registered offer to exchange Initial Securities for Exchange Securities pursuant to the terms of a Registration Rights Agreement.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" means an Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

                  "EXCHANGE SECURITIES" means the 7 3/4% Senior Subordinated Notes due 2009 to be issued pursuant to this Indenture in connection with the offer to exchange Securities for Initial Securities (including any Additional Securities) that may be made by the Company pursuant to a Registration Rights Agreement.

                  "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than the Credit Facility) in existence on the Issue Date, until such amounts are repaid.

                  "FIXED CHARGE COVERAGE RATIO" means the ratio of Consolidated Cash Flow to Consolidated Fixed Charges.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States at the time when and for the period as to which such accounting principles are to be applied.

                  "GLOBAL SECURITY" means each of a 144A Global Security, a Regulation S Permanent Global Security and a Regulation S Temporary Global Security.

                  "GLOBAL SECURITY LEGEND" means the legend set forth in Section 2.7(g)(ii) to be placed on all Global Securities issued under this Indenture.

                  "HOLDER" or "SECURITYHOLDER" means a Person in whose name a Security is registered. The Holder of a Security will be treated as the owner of such Security for all purposes.

                  "INDEBTEDNESS" means, with respect to any Person, any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement obligations with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to financing leases), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness), and shall also include, to the extent not otherwise included, any Capital Lease Obligations, the maximum fixed repurchase price of any Redeemable Stock, indebtedness secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, guarantees of items that would be included within this definition to the extent of such guarantees (exclusive of whether such items would appear upon such balance sheet), and net liabilities in respect of Currency Agreements and Interest Rate Agreements. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, PROVIDED that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

                  "INDENTURE" means this Indenture as amended or supplemented from time to time in accordance with the terms hereof.

                  "INDIRECT PARTICIPANT" means, with respect to DTC, Euroclear or Cedel, a Person that clears through or maintains a direct or indirect custodial relationship with a Participant.

                  "INITIAL PURCHASERS" means (i) with respect to the Initial Securities issued pursuant to the Indenture on the Issue Date, Morgan Stanley & Co. Incorporated, ABN AMRO Incorporated, BancBoston Robertson Stephens Inc., CIBC Oppenheimer Corp. and Fleet Securities Inc. and (ii) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related purchase agreement or underwriting agreement.

                  "INITIAL SECURITIES" means (i) the $300.0 million 7 3/4% Senior Subordi nated Notes due 2009, issued under this Indenture on the Issue Date and (ii) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act, in each case as supplemented from time to time in accordance with the terms hereof.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act.

                  "INTEREST EXPENSE" means, with respect to any Person, for any period, the aggregate amount of interest in respect of Indebtedness (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net cost (benefit) associated with Interest Rate Agree ments, and excluding amortization of deferred finance fees and interest recorded as accretion in the carrying value of liabilities (other than Indebtedness) recorded at a discounted value) and all but the principal component of rentals in respect of Capital Lease Obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period.

                  "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Securities.

                  "INTEREST RATE AGREEMENTS" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

                  "INVESTMENT" means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by any other Person. For the purposes of Sections 4.7 and 4.13 hereof, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or form an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors of the Company in good faith.

                  "ISSUE DATE" means the date of first issuance of the Securities hereunder.

                  "KKR" means Kohlberg Kravis Roberts & Co., L.P.

                  "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with an Exchange Offer.

                  "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give any security interest in and any filing or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "MATURITY DATE" means, with respect to any Security, the date on which the principal of (and premium, if any) and interest on such Security become due and payable as therein or herein provided, whether at Stated Maturity, or by declaration of acceleration, call for redemption or otherwise.

                  "NET PROCEEDS" means, with respect to any Asset Sale, the aggregate amount of U.S. Legal Tender (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in each such case, only as and when so received) received by the Company or any of its Subsidiaries in respect of such Asset Sale, net of (i) the cash expenses of such sale (including, without limitation, the payment of principal, premium, if any, and interest on Indebtedness required to be paid as a result of such Asset Sale (other than pursuant to Section 4.10(a) hereof) and legal, accounting and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Proceeds on such date and (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof.

                  "NON-U.S. PERSON" means a person who is not a U.S. Person.

                  "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifica tions, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "OFFICERS" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller or the Secretary of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Company's Chief Executive Officer, Chief Financial Officer or the Controller.

                  "OPINION OF COUNSEL" means a written opinion prepared in accordance with Section 11.5 hereof, from legal counsel who is reasonably acceptable to the Trustee. Except as specified in Section 8.4(f), the counsel may be an employee of or counsel to the Company or the Trustee.

                  "PARTICIPANT" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

                  "PERMITTED INVESTMENTS" means (i) cash or Cash Equivalents,
(ii) investments that are in Persons at least a majority of whose revenues are derived from commercial printing or prepress services or ancillary operations related thereto and that have the purpose of furthering the business operations of the Company, (iii) advances to employees not in excess of $5.0 million at any one time outstanding, (iv) accounts receivable created or acquired in the ordinary course of business, (v) obligations or shares of stock received in connection with any good faith settlement or bankruptcy proceeding involving a claim relating to a Permitted Investment, (vi) evidences of Indebtedness, obligations or other investments not exceeding $5.0 million in the aggregate held at any one time by the Company or any of its Restricted Subsidiaries and
(vii) Currency Agreements and other similar agreements designed to hedge against fluctuations in foreign exchange rates entered into in the ordinary course of business in connection with the operation of the Company's or its Subsidiaries' businesses.

                  "PERMITTED LIENS" means (i) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of- money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business; (vi) Liens (including extensions, renewals and replacements thereof) upon real or tangible personal property acquired after the date of this Indenture, PROVIDED that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the item of property subject thereto, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (c) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item and (d) the incurrence of such Indebtedness is permitted by Section 4.9 hereof; (vii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (ix) judgment and attachment Liens not giving rise to an Event of Default; (x) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (xi) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements; (xii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Subsidiaries; (xiii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company and its Subsidiaries; (xiv) any interest or title of a lessor in the property subject to any Capital Lease Obligation or operating lease; (xv) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xvi) Liens permitted by the Credit Facility as in effect on the Issue Date; (xvii) Liens securing Indebtedness described in clause (xiv) of the second paragraph of
Section 4.9 hereof; (xviii) Liens between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; (xix) Liens securing letters of credit in an amount not to exceed $10 million in the aggregate at any one time;
(xx) additional Liens at any one time outstanding with respect to assets of the Company and its Restricted Subsidiaries the fair market value of which does not exceed $10 million on the date of determination; (xxi) Liens existing on the Issue Date and any extensions, renewals or replacements thereof; (xxii) Liens securing Senior Indebtedness; and (xxiiii) the Lien granted to the Trustee under this Indenture and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Indebtedness permitted by the terms of this Indenture.

                  "PERSON" or "PERSON" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, trust, unincorporated association, or a government or any agency or political subdivision thereof.

                  "PRIVATE PLACEMENT LEGEND" means the legend set forth in
Section 2.7(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "REDEEMABLE STOCK" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the stated maturity of the Securities), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the stated maturity of the Securities, or is, by its terms or upon the happening of any event, redeemable at the option of the holder thereof, in whole or in part, at any time prior to the stated maturity of the Securities, except for Equity Interests of the Company issued to present and former members of management of the Company and its Subsidiaries and certain of their former affiliates pursuant to Agreements in effect on the Issue Date and Equity Interests of the Company issued after the Issue Date to members of management of the Company and its Subsidiaries pursuant to agreements containing provisions for the repurchase of such Equity Interests upon death, disability or termination of employment of such persons which are substantially identical to those contained in the agreements in effect on the Issue Date.

                  "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 in the Form of Security attached as Exhibit A hereto.

                  "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the Form of Security, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to the provisions of Section 3.4).

                  "REGISTRAR" shall have the meaning specified in Section 2.3.

                  "REGISTRATION RIGHTS AGREEMENT" means (i) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated as of the

Issue Date by and between the Company and the Initial Purchasers providing for certain registration rights for such Securities and (ii) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related purchase agreement.

                  "REGULATION S" means Regulation S promulgated under the Securities Act.

                  "REGULATION S GLOBAL SECURITY" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

                  "REGULATION S PERMANENT GLOBAL SECURITY" means a permanent global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

                  "REGULATION S TEMPORARY GLOBAL SECURITY" means a temporary global Security in the form of Exhibit A bearing the Private Placement Legend and the Global Security Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Initial Securities initially sold in reliance on Rule 903 of Regulation S.

                  "REGULATION S TEMPORARY GLOBAL SECURITY LEGEND" means the legend found in Section 2.6(g)(iii).

                  "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

                  "RESTRICTED BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

                  "RESTRICTED DEFINITIVE SECURITY" means a Definitive Security bearing the Private Placement Legend.

                  "RESTRICTED GLOBAL SECURITY" means a Global Security bearing the Private Placement Legend.

                  "RESTRICTED INVESTMENT" means any investment in, capital contribution, loan or advance to or purchase of Equity Interests in, any Person that is not a wholly owned Subsidiary, or other transfer of assets to Subsidiaries or Affiliates that are not wholly owned (other than any such other transfer of assets to Subsidiaries or Affiliates that are not wholly owned in transactions the terms of which are fair and reasonable to the transferor and are at least as favorable as the terms that could be obtained by the transferor in a comparable transaction made on an arms' length basis between unaffiliated parties (A) as conclusively determined, for any such transfer involving aggregate consideration in excess of $5.0 million, by (i) a majority of the directors of the transferor that are unaffiliated with the transferee or, if there are no such directors, by a majority of the directors of the transferor or
(ii) an opinion of a nationally recognized investment banking firm stating that such transaction is fair to the transferor from a financial point of view, and
(B) otherwise as conclusively determined by the Company), except in each case for Permitted Investments and any such Investments existing on the Issue Date.

                  "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.9 hereof (without giving effect to clauses (i) through (xvii) of the second paragraph thereof), on a PRO FORMA basis taking into account such designation.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act.

                  "RULE 903" means Rule 903 promulgated under the Securities
Act.

                  "RULE 904" means Rule 904 promulgated under the Securities
Act.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES" means, collectively, the Securities issued under this Indenture, including the Initial Securities and, when and if issued as provided in a Registration Rights Agreement, the Exchange Securities, and Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act, treated as a single class.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "SECURITIES CUSTODIAN" means the Registrar, as custodian with respect to the Securities in global form, or any successor entity thereto.

                  "SENIOR BANK DEBT" means Indebtedness and all other monetary obligations of every nature outstanding under the Credit Facility, including letters of credit and reimbursement obligations in respect thereof and letters of credit and reimbursement obligations in respect of letters of credit issued by lenders party to the Credit Facility.

                  "SENIOR INDEBTEDNESS" means (i) the Senior Bank Debt and (ii) any other Indebtedness permitted to be incurred pursuant to the terms hereof, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (i) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company, (ii) Indebtedness that is represented by Redeemable Stock, (iii) any liability for federal, state, local or other taxes owed or owing by the Company, (iv) Indebtedness of the Company to any Subsidiary or any other Affiliate of the Company, (v) trade payables, (vi) Indebtedness that is incurred in violation of this Indenture (other than Senior Bank Debt), (vii) the 6% Convertible Notes and (viii) the Company's 8 3/8% Senior Subordi nated Notes due 2008.

                  "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in a Registration Rights Agreement.

                  "6% CONVERTIBLE NOTES" means the Company's 6% Convertible Senior Subordinated Notes due 2007.

                  "STATED MATURITY" means, when used with respect to any Security or installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                  "SUBSIDIARY" of any Person means any entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such Person directly and/or through one or more Subsidiaries.

                  "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb).

                  "TRANSFER RESTRICTED SECURITIES" means Securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

                  "TRANSFERS" means (i) any payment of interest on Indebtedness, dividends or repayments of loans or advances and (ii) any other transfers of assets, in each case from an Unrestricted Subsidiary to the Company or any of its Restricted Subsidiaries.

                  "TRUSTEE" means The Bank of New York until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "TRUST OFFICER" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "UNRESTRICTED DEFINITIVE SECURITY" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

                  "UNRESTRICTED GLOBAL SECURITY" means a permanent Global Security in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

                  "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (a) the Company certifies that such designation complies with Section 4.7 and 4.13 hereof, and (b) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, PROVIDED that immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Section
4.9 (without giving effect to clauses (i) through (xvii) of the second paragraph thereof), on a PRO FORMA basis, giving effect to such designation.

                  "U.S. GOVERNMENT OBLIGATIONS" means direct noncallable obligations of or guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                  "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  Section 1.2       OTHER DEFINITIONS.

                                                                      Defined
Term                                                                  in Section
----                                                                  ----------
"Asset Sale Payment Date".......................................      4.10(a)
"Covenant Defeasance"...........................................      8.3
"Excess Net Proceeds"...........................................      4.10(a)
"Final Put Date"................................................      4.10(c)
"Legal Holiday".................................................      11.7
"Legal Defeasance"..............................................      8.2
"Net Proceeds Offer"............................................      4.10(b)
"Net Proceeds Offer Amount".....................................      4.10(d)
"Net Proceeds Payment Date".....................................      4.10(b)
"Paying Agent"..................................................      2.3
"Payment Blockage Period".......................................      10.2(a)
"Purchase Price"................................................      4.10(b)
"Registrar".....................................................      2.3
"Restricted Payments"...........................................      4.7
"Retired Equity Interest".......................................      4.7
"Refunding Equity Interest".....................................      4.7
"Surviving Entity"..............................................      5.1



Section 1.3       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Securities.

                  "INDENTURE SECURITYHOLDER" means a Holder;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                  "OBLIGOR" on the Securities means the Company, any other obligor upon the Securities or any successor obligor upon the Securities.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4       RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                           (A) a term has the meaning assigned to it;

                           (B) an accounting term not otherwise defined has the
                  meaning assigned to it in accordance with GAAP;

                           (C) "or" is not exclusive;

                           (D) words in the singular include the plural, and in
                  the plural include the singular;

                           (E) provisions apply to successive events and
                  transactions;

                           (F) "herein," "hereof" and other words of similar
                  import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                           (G) references to Sections or Articles are to
                  Sections or Articles of this Indenture, unless stated otherwise.


                                   ARTICLE II

                                 THE SECURITIES

Section 2.1       FORM AND DATING.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or the terms hereof. The Company shall approve the form of Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend and the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.

                  Initial Securities offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security bearing a Private Placement Legend, all as contemplated by Section 2.6(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Security pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to transfers of beneficial interests in a Regulation S Temporary Global Security and the Regulation S Permanent Global Securities that are held by the Agent Members through Euroclear or Cedel.

                  Initial Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security. Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act shall be issued initially in the form of an Unrestricted Global Security.

Section 2.2       EXECUTION AND AUTHENTICATION.

                  Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

                  On the Issue Date, the Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount of up to $300.0 million and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Additional Securities for original issue in an aggregate principal amount specified in such written order, in each case upon a written order of the Company in the form of an Officers' Certificate. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.14 after the Issue Date, shall certify that such issuance is in compliance with Section 4.9. In addition, the Trustee shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $300.0 million, in each case upon a written order of the Company in the form of an Officers' Certificate, PROVIDED that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with a Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

                  Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

Section 2.3       REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that for the purposes of Articles III, VIII and Section 4.10 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co- registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and by its signature hereto, the Trustee hereby agrees so to act. The Company may at any time change any Paying Agent or Registrar without notice to any Holder.

                  The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

                  The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

                  The Trustee is authorized to enter into a letter of representation with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

Section 2.4       PAYING AGENT TO HOLD ASSETS IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for such assets.

Section 2.5       HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and, at such other times as the Trustee or any such Paying Agent may request in writing, a list in such form and as of such date as the Trustee or any such Paying Agent may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6       TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Definitive Securities if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; PROVIDED that in no event shall the Regulation S Temporary Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act, or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 2.7 and 2.10 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

                  (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL SECURITIES. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

                  (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL SECURITY. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period transfers of beneficial interests in a Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                  (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL SECURITIES. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Security to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Security), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Proce dures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or
         (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture, the Securities and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(ies) pursuant to Section 2.6(h) hereof.

                  (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL SECURITY. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certificates in item (1) thereof; and

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in a Regulation S Temporary Global Security or a Regulation S Permanent Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL SECURITY. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of clause (ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with a Registration Rights Agreement;

                           (C) any such transfer is effected by a Restricted
                  Broker- Dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                  interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                                    (2) if the holder of such beneficial
                  interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                    (3) in each such case set forth in this
                  subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend no longer not required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph
(B) or (D) above.

                  Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

                  (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE SECURITIES.

                  (i) If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non- U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred
                  to the Company, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to
         Section 2.6(h) hereof, and the Company shall execute, and upon receipt of an authentication order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Security in the appropriate principal amount. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in a Regulation S Temporary Global Security may not be (A) exchanged for a Definitive Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Notwithstanding Section 2.6(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

                           (A) such exchange or transfer is effected pursuant to
                  an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with a Regulation Rights Agree ment;

                           (C) any such transfer is effected by a Restricted
                  Broker- Dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                  interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

                                    (2) if the holder of such beneficial
                  interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                    (3) in each such case set forth in this
                  subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iv) If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for an Unrestricted

         Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, then, upon satisfaction of the conditions set forth in
         Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an authentication order pursuant to
         Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Security in the appropriate principal amount. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Security cannot be exchanged for a Definitive Security bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Security bearing the Private Placement Legend.

                  (d) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES FOR BENEFICIAL INTERESTS.

                  (i) If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive
                  Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Security is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                           (C) if such Restricted Definitive Security is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, a 144A Global Security, in the case of clause
         (C) above, a Regulation S Global Security.

                  (ii) A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

                           (A) such exchange or transfer is effected pursuant to
                  an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with a Registration Rights Agreement;

                           (C) any such transfer is effected by a Restricted
                  Broker- Dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                  Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                                    (2) if the Holder of such Restricted
                  Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                    (3) in each such case set forth in this
                  subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act, and such Restricted Definitive Securities are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

         Upon satisfaction of the conditions of any of the subparagraphs in this
         Section 2.6(d)(ii), the Trustee shall cancel the Definitive Security and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

                  (iii) A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

                  If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(D) or (iii)
         above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above.

                  (e) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES FOR DEFINITIVE SECURITIES. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.6(e).

                  (i) Restricted Definitive Securities may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof; if applicable.

                  (ii) Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

                           (A) such exchange or transfer is effected pursuant to
                  an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with a Registration Rights Agreement;

                           (C) any such transfer is effected by a Restricted
                  Broker- Dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                  Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof;

                                    (2) if the Holder of such Restricted
                  Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                    (3) in each such case set forth in this
                  subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act, and such Restricted

                  Definitive Security is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                  (iii) A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof. Unrestricted Definitive Securities cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Security.

                  (f) EXCHANGE OFFER. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that they are not (x) Broker-Dealers, (y) Persons participating in the distribution of the Exchange Securities or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Securities exchanged or transferred for beneficial interests in Unrestricted Global Securities in connection with the Exchange Offer pursuant to Section 2.6(d)(ii) and (ii) Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer (other than Definitive Securities described in clause (i)(B) immediately above). Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and, upon receipt of an authentication order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate principal amount.

                  (g) LEGENDS. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)      PRIVATE PLACEMENT LEGEND.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall appear the legend in substantially the following form:

         "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGIS TERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOW ING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"),
         (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IT IS AN INSTITU TIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
         (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), OR (D) IT HAS OTHERWISE ACQUIRED THIS SECURITY OR A BENEFICIAL INTEREST HEREIN IN ACCORDANCE WITH THE TERMS OF THE INDENTURE RELATING TO THIS SECURITY AND IN COMPLI ANCE WITH APPLICABLE SECURITIES LAWS, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURI TIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSAC TION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURI TIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FUR NISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN

         REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANS FER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
         (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY OR (G) PURSUANT TO AN EFFEC TIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S. PERSONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULA TION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGO ING."

                           (B) Notwithstanding the foregoing, (x) any Global
                  Security or Definitive Security issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii),
                  (e)(iii) or (f) to this Section 2.6 (and all Securities issued in exchange therefor or substitution thereof) (y) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act, shall not bear the Private Placement Legend.

                  (ii) GLOBAL SECURITY LEGEND. To the extent required by the Deposi tary, each Global Security shall bear a legend in substantially the following form:

         "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS

         NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
         (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSU ANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECU RITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COM PANY."

                  (iii) REGULATION S TEMPORARY GLOBAL SECURITY LEGEND. To the extent required by the Depositary, the Regulation S Temporary Global Security shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD IN WHICH SUCH HOLDER HOLDS THIS SECURITY. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS SECURITY."

                  (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITIES. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or by the Registrar at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security, by the Trustee or by the Registrar at the direction of the Trustee, to reflect such increase.

                  (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company's order or at the Registrar's request in accordance with Section 2.2 hereof.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2 (fourth paragraph), 2.10, 3.6, 4.10, and 9.5 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any

         Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.6 to effect a transfer or exchange may be submitted by facsimile.

                  (ix) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

Section 2.7       REPLACEMENT SECURITIES.

                  If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of both Trustee and the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.8       OUTSTANDING SECURITIES.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security except as provided in Section 2.9.

                  If a Security is replaced pursuant to Section 2.7 hereof (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

                  If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date Securities cease to be outstanding and interest on them ceases to accrue.

Section 2.9       TREASURY SECURITIES.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trustee actually knows are so owned shall be so disregarded.

Section 2.10      TEMPORARY SECURITIES

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by an Officer and delivered or caused to be delivered to a Trust Officer. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

Section 2.11      CANCELLATION

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or Paying Agent (other than the Company or an Affiliate of the Company) and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

Section 2.12      DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, (to the extent lawful) interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day, in each case at the rate provided in the Securities and in Section 4.1 hereof. At least 15 days before the subsequent special record date, the Company shall mail to each Holder with a copy to the Trustee a notice that states the special record date, the related payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid.

Section 2.13      CUSIP NUMBERS.

                  The Company in issuing the Securities may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such number either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14      ISSUANCE OF ADDITIONAL SECURITIES.

                  The Company shall be entitled, subject to its compliance with
Section 4.9, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto (and, if such Additional Securities shall be issued in the form of Unrestricted Definitive Securities or Unrestricted Global Securities, other than with respect to transfer restrictions). The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

                  With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price, the issue date and the CUSIP number of such Additional Securities and the amount of interest payable on the first payment date applicable thereto; PROVIDED, HOWEVER, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

                  (3) whether such Additional Securities shall be Restricted Definitive Securities or Restricted Global Securities and issued in the form of Initial Securities or shall be issued in the form of Unrestricted Definitive Securities or Unrestricted Global Securities.

                                   ARTICLE III

                               OPTIONAL REDEMPTION

Section 3.1   NOTICES TO TRUSTEE.

         If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth that such redemption shall occur pursuant to Section
3.7 hereof and setting forth the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

Section 3.2   SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed PRO RATA or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

         The Trustee shall make the selection form the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.3   NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed at the last address for such Holder shown on the registry books of the Registrar. At the Company's request delivered to the Trustee at least 15 days before the date selected for the mailing of the notice of redemption, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

          (c) the name, address and telephone number of the Paying Agent;

          (d) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

          (e) that, unless the Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.5 hereof, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

          (f) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (g) if less than all the Securities are to be redeemed, the identifica tion of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

          (h) the CUSIP number of the Securities to be redeemed; and

          (i) that the notice is being sent pursuant to this Section 3.3 and pursuant to the option redemption provisions of Paragraph 5 of the Securities.

Section 3.4  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price together with accrued and unpaid interest. Upon surrender to the Trustee or if the Trustee is no longer the Paying Agent, to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus interest, if any, accrued and unpaid on the Redemption Date; PROVIDED that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date to which such record date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date, and PROVIDED, FURTHER, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the prior from such Redemption Date to such succeeding Business Day.

Section 3.5   DEPOSIT OF REDEMPTION PRICE.

         At least one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) U.S. Legal Tender sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited in excess of the amounts necessary to pay the Redemption Price and accrued interest on all Securities to be redeemed.

         If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and in the Security.

Section 3.6   SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.7   OPTIONAL REDEMPTION.

         The Company may redeem all or any of the Securities, in whole or in part, at any time on or after February 15, 2004, at a Redemption Price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding paragraph, plus accrued and unpaid interest to the Redemption Date.

         The Redemption Price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the 12 month period beginning:

       Year                                       Percentage
       ----                                       ----------
       February 15, 2004.....................       103.875%
       February 15, 2005.....................       102.583%
       February 15, 2006.....................       101.292%
       February 15, 2007 and thereafter......       100.000%

         Notwithstanding the foregoing, at any time prior to February 15, 2002, the Company may also redeem up to 40% of the aggregate principal amount of the Securities originally outstanding (including the original principal amount of any Additional Securities) with the net proceeds from any public offering of Equity Interests of the Company (other than Redeemable Stock) at a Redemption Price equal to 107.75% of the principal thereof plus accrued and unpaid interest to the Redemption Date; PROVIDED that at least 60% in aggregate principal amount of the Securities originally issued (including the original principal amount of any Additional Securities) must remain outstanding after each such redemption. Any such redemption must be consummated on or prior to 120 days of the receipt of the proceeds of such offering of Equity Interests.

         Any redemption pursuant to this Section 3.7 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                   ARTICLE IV

                                    COVENANTS

Section 4.1  PAYMENT OF SECURITIES.

         The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided herein and in the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or Paying Agent, other than the Company or an Affiliate of the Company, holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, money deposited by the Company in available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the same rate per annum on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful;

Section 4.2  MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or the Registrar) where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations;
PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Trustee's agency at The Bank of New York, 101 Barclay Street, Floor 21W, N.Y., N.Y. 10286, Attn: Corporate Trust Trustee Administration as such office.

Section 4.3   SEC REPORTS; FINANCIAL STATEMENTS.

         (a) The Company shall deliver to the Trustee and mail to each Holder and to prospective purchasers of Securities identified to the Company by an Initial Purchaser, within 15 days after the filing of the same with the SEC, copies of its annual report and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a).

         (b) The Company shall deliver to the Trustee and to each Holder, within 15 days after it files the same with the SEC, copies of all reports and information that the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders with such annual reports and such information, documents and other reports as would otherwise be required if it were subject to such requirements.

         (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.4  COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

         (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

         (b) So long as not contrary to the then current policies of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Restricted Subsidiary of the Company was not in compliance with the provisions set forth in Article IV or V of this Indenture.

         (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

Section 4.5  PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Restricted Subsidiaries or properties and assets of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

Section 4.6  WAIVER OF STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law, wherever enacted, now or at any hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee relating to any such law, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7  LIMITATIONS ON RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock or other Equity Interests (other than (A) dividends or distributions payable in Equity Interests (other than Redeemable Stock) of the Company or such Restricted Subsidiary or (B) dividends or distributions payable by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on any class or series of securities issued by a Restricted Subsidiary other than a wholly owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its equity interest in such class or series of securities), (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interests purchased from the Company or any of its Restricted Subsidiaries), (iii) voluntarily prepay any Indebtedness that is subordinated to the Securities (other than in connection with (A) any extension, refinancing, renewal, replacement, substitution or refunding thereof permitted by the terms of the Indenture, (B) Indebtedness between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (C) any Indebtedness permitted by clauses (iv) and (viii) of the second paragraph of
Section 4.9 or (iv) make any Restricted Investments (the foregoing actions set forth in clauses (i) through (iv) being referred to as "Restricted Payments"), if:

         (a) a Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or shall occur as a consequence thereof; or

         (b) immediately after such Restricted Payment and after giving effect thereto on a pro forma basis, the Company could not incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.9 hereof (without giving effect to clauses (i) through (xvii) of the second paragraph thereof); or

         (c) such Restricted Payment, together with the aggregate of (i) all other Restricted Payments made after the Issue Date PLUS (ii) the amount, if any, by which the net amount of Investments in all Unrestricted Subsidiaries (determined by subtracting (A) the aggregate amount of all Transfers (valued as provided in the definition of Investment) from each Unrestricted Subsidiary to the Company or its Restricted Subsidiaries from and after the Issue Date through and including the relevant date of determination (calculated in accordance with the penultimate paragraph of this Section 4.7) from (B) the aggregate amount of all Investments in such Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries from and after the Issue Date through and including the relevant date of determination, but in any case not below zero) exceeds $40 million, exceeds (iii) the sum of (A) 50% of the amount of the Adjusted Consolidated Net Income (other than amounts, if any, included in the preceding clause (c)(ii)) of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the Issue Date through the end of the Company's fiscal quarter ending immediately prior to the time of such Restricted Payment (or, if Adjusted Consolidated Net Income for such period is a deficit, 100% of such deficit); PLUS (B) 50% of the aggregate amortization of intangibles for the period specified in subclause (iii)(A) of this clause (c); PLUS (C) 100% of the aggregate amounts contributed to the capital of the Company from and after the Issue Date; PLUS (D) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities received by the Company from (1) the issue or sale of Equity Interests of the Company (other than such Equity Interests issued or sold to a Restricted Subsidiary and other than Redeemable Stock) or any Indebtedness or security convertible into or exchangeable for any such Equity Interest that has been so converted or exchanged, (2) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Restricted Subsidiary from the proceeds of such sale or (3) the sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, in each case from and after the Issue Date plus (E) 100% of the aggregate net cash proceeds received by the Company from the issue and sale of the 6% Convertible Notes are converted into Common Stock of the Company.

         The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration thereof such payment would have complied with the provisions of this Indenture, (ii)(A) the retirement of any Equity Interests of the Company (the "Retired Equity Interests") either in exchange for or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of other Equity Interests of the Company (the "Refunding Equity Interests") other than any Redeemable Stock, and (B) if immediately prior to retirement of any Retired Equity Interest the declaration and payment of dividends thereon was permitted under clause (vi) of this paragraph, the declaration and payment of dividends on the Refunding Equity Interest in an aggregate amount per year no greater than the aggregate amount of dividends per year that was declarable and payable on such Retired Equity Interest issued in connection with such retirement immediately prior to such retirement; (iii) the repurchase, redemption or other acquisition or retirement for value of (A) any Equity Interests of the Company issued to present and former members of management of the Company and its Subsidiaries and certain of their former affiliates, pursuant to agreements in effect on the Issue Date and (B) any Equity Interests of the Company issued after the Issue Date to members of management of the Company and its Subsidiaries pursuant to agreements executed subsequent to the Issue Date, containing provisions for the repurchase of such Equity Interests upon death, disability or termination of employment of such persons which are substantially identical to those contained in the agreements in effect on the Issue Date, (iv) the declaration and payment of dividends on the Company's Common Stock of up to 6% per annum of the net proceeds received by the Company in the initial public offering of its Common Stock and any subsequent public offerings of the Company's Common Stock; (v) the repurchase, redemption or other acquisition or retirement for value of Indebtedness of the Company which is subordinated in right of payment to the Securities either in exchange for or out of the proceeds of the issuance of Equity Interests (other than Redeemable Stock) of the Company; (vi) the declaration and payment of dividends to holders of any class or series of the Company's preferred stock issued after the Issue Date (including, without limitation, the declaration and payment of dividends on Refunding Equity Interests in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this paragraph); PROVIDED that at the time of such issuance the Company's Fixed Charge Coverage Ratio, after giving effect to such issuance, would be greater than 1.25 to 1;
(vii) the redemption, repurchase or other acquisition or retirement for value of any Indebtedness of the Company which is subordinated in right of payment to the Securities (A) with the proceeds of, or in exchange for, Indebtedness incurred pursuant to clause (ix) of the second paragraph of Section 4.9 hereof or (B) if, after giving effect to such redemption, repurchase or retirement, the Company could incur at least $1.00 of Indebtedness under the first paragraph of Section
4.9 hereof (without giving effect to clauses (i) through (xvii) of the second paragraph thereof); (viii) the purchase, redemption or other acquisition or retirement for value of any Equity Interest of a Restricted Subsidiary that is not a wholly owned Subsidiary to the extent such purchase, redemption or other acquisition or retirement constitutes a Permitted Investment; PROVIDED that in determining the aggregate amount expended for Restricted Payments in accordance with paragraph (c) above, (1) no amounts expended under clauses (ii)(A), (v),
(vii) and (viii) of this paragraph shall be included, and (2) 100% of the amounts expended under clauses (i), (ii)(B), (iii), (iv) and (vi) of this paragraph shall be included.

         In determining the net amount of Investments in Unrestricted Subsidiaries pursuant to clause (c)(ii) of the first paragraph of this
Section 4.7 on any relevant date of determination, (i) all Transfers which would not be included in the Adjusted Consolidated Net Income of the Company for the relevant period will be applied to reduce the aggregate amount of Investments in Unrestricted Subsidiaries before any Transfer which would be included in the Adjusted Consolidated Net Income of the Company for the relevant period shall be so applied and (ii) no Transfer (or portion thereof) which would be included in the Adjusted Consolidated Net Income of the Company for the relevant period will be applied to reduce the aggregate amount of Investments in Unrestricted Subsidiaries if, prior to or as a result of the application of such Transfer, the net amount of Investments in Unrestricted Subsidiaries (after taking into account all prior applications of Transfers) is or would be $40 million or less.

         No later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based on the Company's latest available internal financial statements.

Section 4.8  DIVIDENDS AND PAYMENT RESTRICTIONS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in, or measured by, its profits, owned by the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (A) the terms (as in effect on the Issue Date) of any Existing Indebtedness, (b) the terms (as in effect on the Issue Date) of the Credit Facility, (C) the terms of Indebtedness of the Company incurred in accordance with Section 4.9 hereof; PROVIDED that the terms of any such Indebtedness constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or made distributions, make loans or advances or transfer properties or assets than is otherwise permitted by this
Section 4.8 at such time, (D) the terms of this Indenture and the Securities,
(E) applicable law, (F) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (G) the terms of purchase money obligations for property acquired in the ordinary course of business, but only to the extent that such purchase money obligations restrict or prohibit the transfer of the property so acquired, (H) any encumbrance or restriction with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the Issue Date, which encumbrance or restriction is in existence at the time such Person becomes a Subsidiary of the Company or is created on the date it becomes a Subsidiary of the Company, (I) any encumbrance or restriction with respect to a Subsidiary of any imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary or (J) any encumbrance or restriction existing under any amendment to, and any agreement which refinances or replaces, the agreements described in clauses (A), (B), (C) and (D), PROVIDED that the terms and conditions of any such encumbrances or restrictions contained in any such amendment or agreement constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than those under or pursuant to the agreement evidencing the Indebtedness or obligations so amended, refinanced or replaced. Nothing contained in this Section 4.8 shall prevent the Company or a Restricted Subsidiary from entering into any agreement permitting or providing for the incurrence of Liens otherwise permitted by
Section 4.12 hereof.

Section 4.9  INCURRENCE OF INDEBTEDNESS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness unless the Company's Fixed Charge Coverage Ratio for its four full fiscal quarters ending immediately prior to the date such additional Indebtedness is created, incurred, issued, assumed or guaranteed would have been at least 2.25 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds of such Indebtedness) as if the additional Indebtedness had been created, incurred, issued, assumed or guaranteed at the beginning of such four-quarter period.

         The foregoing limitations will not apply to the incurrence of (i) Indebtedness pursuant to the Credit Facility (provided that the principal amount of such Indebtedness shall not exceed the aggregate amount of the commitments under the Credit Facility on the Issue Date PLUS the amount of Indebtedness under the Credit Facility incurred (A) as additional Indebtedness permitted under clause (viii) of this paragraph and which reduces the amount of Indebtedness otherwise permitted under said clause (viii), (B) as additional Indebtedness permitted under the first paragraph of this Section 4.9 or (C) as reimbursement obligations with respect to letters of credit permitted under clause (vii) below); (ii) Existing Indebtedness; (iii) Indebtedness represented by the Securities (other than Additional Securities); (iv) Capital Lease Obligations; (v) Indebtedness constituting purchase money obligations for property acquired in the ordinary course of business or other similar financing transactions; (vi) Indebtedness incurred in connection with capital expenditures; (vii) Indebtedness constituting reimbursement obligations with respect to letters of credit, including, without limitation, letters of credit in respect of workers' compensation claims, issued for the account of the Company or a Restricted Subsidiary in the ordinary course of business, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims; (viii) additional Indebtedness in an aggregate principal amount equal to the greater of (A) $75.0 million in the aggregate at any one time outstanding for the Company and its Restricted Subsidiaries and (B)(1) 10% of the Consolidated Net Worth of the Company at the time of incurrence by the Company and (2) 10% of the Consolidated Net Worth of any Restricted Subsidiary at the time of incurrence by such Restricted Subsidiary; (ix) Indebtedness created, incurred, issued, assumed or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness permitted under the Indenture or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness, including any additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness"); PROVIDED, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) so extended, refinanced, renewed, replaced, substituted or refunded plus any amounts incurred to pay premiums and fees in connection therewith, (B) in the case of Refinancing Indebtedness for Indebtedness permitted under clause (ii) of this paragraph, the Refinancing Indebtedness shall have an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and (C) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to the Securities, such Refinancing Indebtedness is subordinated to the Securities at least to the same extent as the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; and PROVIDED, FURTHER that subclauses (B) and (C) of this clause (ix) will not apply to any refunding or refinancing of any Senior Indebtedness; (x) intercompany Indebtedness incurred in connection with Investments in Unrestricted Subsidiaries; PROVIDED that such Investments are permitted by each of Section 4.7 and Section 4.13 hereof; (xi) Indebtedness of any unconsolidated Subsidiary of the Company created after the Issue Date; PROVIDED that such Indebtedness is nonrecourse to the Company and its consolidated Restricted Subsidiaries and the Company and its consolidated Restricted Subsidiaries have no obligations with respect to such Indebtedness, (xii) Indebtedness under Currency Agreements and Interest Rate Agreements; PROVIDED that in the case of Currency Agreements which relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company outstanding other than as a result of fluctuations in foreign currency exchange rates; (xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business; (xiv) Indebtedness of an entity at the time it is acquired as a Restricted Subsidiary; PROVIDED that such Indebtedness was not incurred or assumed by such entity in connection with or in anticipation of such acquisition; (xv) Indebtedness between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, (xvi) guarantees by Restricted Subsidiaries of Indebtedness of the Company or any Restricted Subsidiary if the Indebtedness so guaranteed is permitted under this Indenture; and

(xvii) the Company's Obligations arising from the repurchase, redemption or other acquisitions of Equity Interests from management investors to the extent permitted by Section 4.7.

Section 4.10  LIMITATION ON SALES OF ASSETS.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than unconsolidated Restricted Subsidiaries) to, directly or indirectly, consummate any Asset Sale that results in Net Proceeds in excess of $45.0 million (including the sale of any of the stock of any Restricted Subsidiary) unless the Company shall apply the Net Proceeds from such Asset Sale to one or more of the following in such combination as it shall choose: (i) an investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of the Company and its Subsidiaries; PROVIDED that such investment occurs prior to the later to occur of (x) if applicable, the date on which such proceeds are required to be applied pursuant to the express terms of the Credit Facility as in effect on the Issue Date and without regard to any waiver of such terms and (y) the 366th day following the date of such Asset Sale (the "Asset Sale Payment Date"); PROVIDED, FURTHER, that if the terms of the Credit Facility do not restrict the use of such proceeds, the Asset Sale Payment Date shall be deemed to be the 366th day following the date of such Asset Sale, (ii) a Net proceeds Offer (as defined below) expiring on or prior to the Asset Sale Payment Date or (iii) the purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness on or prior to the Asset Sale Payment Date; PROVIDED, HOWEVER, that if the net amount not invested pursuant to clause (i) or applied pursuant to clause (iii) above (the "Excess Net Proceeds") is less than $15.0 million, the Company shall not be further obligated to offer to redeem Securities pursuant to clause (ii) above; and PROVIDED, FURTHER, that for purposes of the foregoing calculation of Excess Net Proceeds the Company shall be required to repay any Senior Indebtedness that by its terms may be so repaid at the time of such calculation, prior to determining the Excess Net Proceeds.

         (b) For purposes of subsection (ii) of clause (a) of this Section, the Company shall apply that portion of the Net Proceeds of the Asset Sale required to make a tender offer in accordance with applicable law (a "Net Proceeds Offer") to repurchase the Securities at a price (the "Purchase Price") not less than 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for payment therefor, which date shall be no earlier than 30 days or later than 45 days after the date of mailing of the notice of the Net Proceeds Offer; PROVIDED, HOWEVER that the Company may extend the date fixed for payment if, in the opinion of counsel, the Net Proceeds Offer is required to be extended under applicable law (as so extended, the "Net Proceeds Payment Date"). Any Net Proceeds Offer shall be made by the Company only if and to the extent permitted under and subject to prior compliance with the terms of any agreement governing Senior Indebtedness. If on the date any Net Proceeds Offer is commenced securities of the Company ranking PARI PASSU in right of payment with the Securities are outstanding and the terms of such securities provide that an offer to repurchase such securities similar to the Net Proceeds Offer is to be made with respect thereto, then the Net Proceeds Offer shall be made concurrently with such other offer, and securities of each issue shall be accepted on a pro rata basis, in proportion to the aggregate principal or face amount, as the case may be, of securities of each issue which the holders thereof elect to have redeemed.

         (c) At such time as the Company determines to make a Net Proceeds Offer, it shall so notify the Trustee in writing. Within 15 days thereafter, it shall mail or cause the Trustee to mail (in the Company's name and at its expense) notice of a Net Proceeds Offer to the Holders of the Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Net Proceeds Offer shall remain open from the time of mailing until the close of business on the fourth Business Day prior to the Net Proceeds Payment Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

               (A) that the Net Proceeds Offer is being made pursuant to this
         Section 4.10 and that the Securities will be accepted for payment on a PRO RATA basis (rounded down to the nearest $1,000), if necessary;

               (B) the Purchase Price and the Net Proceeds Payment Date;

               (C) that any Security not tendered or accepted for payment will continue to accrue interest;

               (D) that any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date;

               (E) that each Holder of a Security electing to have such Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, at the address specified in the notice prior to the close of business on the fourth Business Day prior to the Net Proceeds Payment Date (the "Final Put Date");

               (F) that Holders will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the fifth Business Day next preceding the Net Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

               (G) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

         Any such Net Proceeds Offer shall comply with all applicable provisions of federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provision of such laws.

         The Trustee shall notify the Company at the opening of business on the Business Day following the Final Put Date as to the principal amount of each of the Securities or portions thereof which have been surrendered to the Trustee in connection with the Net Proceeds Offer. On the Net Proceeds Payment Date, the Company shall (i) subject to clause (b) of this Section 4.10, accept for payment on a PRO RATA basis (if necessary) Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the Purchase Price with respect to all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company and the calculations used in determining the amount of Net Proceeds to be applied to the redemption of Securities. The Paying Agent shall promptly mail to Holders of Securities so accepted, payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed by the Trustee to the Holder thereof. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this
Section 4.10, the Trustee shall act as the Paying Agent.

         (d) After the Final Put Date, the Company will not be restricted under this Section 4.10 as to its use of any remaining Net Proceeds available to make such Net Proceeds Offer but not used to redeem the Securities pursuant thereto.

         Notwithstanding any other provision of this Indenture to the contrary, for a period of 120 days after the Final Put Date, the Company may use any Net Proceeds available to make such Net Proceeds Offer but not used to redeem Securities pursuant thereto to purchase, redeem or otherwise acquire or retire for value any securities of the Company ranking junior in right of payment to the Securities at a price, stated as a percentage of the principal or face amount of such junior securities, not greater than the price, stated as a percentage of the principal amount of the Securities, offered in the Net Proceeds Offer; PROVIDED that if the Net Proceeds Offer is for a principal amount (the "Net Proceeds Offer Amount") of Securities less than the aggregate principal amount of the Securities then outstanding then the Net Proceeds available for such a purchase, redemption or other acquisition or retirement for value of junior securities shall not exceed the Net Proceeds Offer Amount.

Section 4.11 TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) involving aggregate consideration in excess of $5.0 million for any one transaction with any Affiliate, except for (i) transactions (including any investments, loans or advances by or to any Affiliate) in good faith the terms of which are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties; PROVIDED that any such transaction shall be deemed to be on terms that are fair and reasonable and that are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties if (a) the Company or such Restricted Subsidiary, as the case may be, delivers to the Trustee and the Holders a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such

Restricted Subsidiary from a financial point of view or (b) a majority of the directors of the Company unaffiliated with such Affiliate or, if there are no such directors, a majority of the directors of the Company approve such transaction, (ii) payments by the Company or any of its Restricted Subsidiaries to KKR or any affiliate thereof made pursuant to any financial advisory, financing, underwriting or placement agreement, (iii) any Restricted Payment not otherwise prohibited under Section 4.7 hereof and any Investment not prohibited under Section 4.13 hereof, (iv) the payment of reasonable and customary regular fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (v) payments to KKR that are not otherwise prohibited by Section 4.7 hereof, (vi) loans to officers, directors and employees of the Company and its Subsidiaries for business or personal purposes and other loans and advances made in the ordinary course of business of the Company and its Restricted Subsidiaries and (viii) the payment by the Company of management fees to KKR and/or its affiliates.

Section 4.12  LIMITATIONS ON LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any asset now owned or hereafter acquired by it or any income or profits therefrom or assign or convey any right to receive income therefrom. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume any Lien upon its properties or assets if the Company shall cause the Securities to be equally and ratably secured with all other Indebtedness secured by such Lien for so long as such other Indebtedness shall be so secured.

Section 4.13  INVESTMENTS IN UNRESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Investment in any Unrestricted Subsidiary, if at the time of such Investment:

         (a) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

         (b) the amount of such Investment exceeds the amount then permitted to be used to make Restricted Payments pursuant to clause (c) of the first paragraph of Section 4.7 hereof; or

         (c) immediately after such Investment and after giving effect thereto on a pro forma basis deducting from Consolidated Net Income the amount of any Investment the Company has made in an Unrestricted Subsidiary during the four full fiscal quarters last preceding the date of such Investment, the Company would not be permitted to incur at least $1.00 of Indebtedness pursuant to the first paragraph of Section 4.9 hereof (without giving effect to clauses (i) through (xvii) of the second paragraph thereof).

         Notwithstanding clauses (b) or (c) of this paragraph or any other provision of this Indenture, the Company shall be permitted to make Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $40.0 million at any one time outstanding. The amount by which the aggregate of all Investments in Unrestricted Subsidiaries exceeds $40.0 million at any one time outstanding shall be counted in determining the aggregate permissible amount of Restricted Payments pursuant to clause (c) of the first paragraph under Section
4.7 hereof. The net amount of Investments in Unrestricted Subsidiaries that (i) exceeds $40.0 million shall be reduced by all Transfers from Unrestricted Subsidiaries to the Company and its Restricted Subsidiaries in accordance with clause (c)(ii) of the first paragraph and the penultimate paragraph of Section
4.7 and (ii) is less than or equal to $40.0 million shall be reduced by the amount of all Transfers which would not be included in the Adjusted Consolidated Net Income of the Company. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary, except in compliance with the last sentence of the definition of Unrestricted Subsidiary.

         Not later than the date of making any Investment described above, the Company shall deliver to the Trustee an Officers' Certificate stating that such Investment is permitted and setting forth the basis upon which the calculations required by this Section 4.13 were computed, which calculations may be based on the Company's latest available internal financial statements.

Section 4.14  CORPORATE EXISTENCE.

         Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each Restricted Subsidiary (as amended from time to time) and the rights (charger and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED that neither the Company nor any Restricted Subsidiary shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of the Company or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15  LIMITATION ON OTHER SUBORDINATED INDEBTEDNESS.

         The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is expressly by its terms subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Securities.


                                    ARTICLE V

                                   SUCCESSORS

Section 5.1   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Company shall not in a single transaction or through a series of related transactions consolidate with or merge with or into, or directly or indirectly sell, transfer, lease or convey all or substantially all of its properties and assets to, another Person (except any Restricted Subsidiary existing on the date hereof and except any other Restricted Subsidiary created or acquired after the date hereof with a positive Consolidated Net Worth, PROVIDED that in connection with any merger of the Company with any such Subsidiary, no consideration (other than common stock in the surviving corporation or the Company) shall be issued or distributed to the stockholders of the Company) unless:

         (a) (i) the Company is the continuing person or (ii) the resulting, surviving or transferee entity (the "Surviving Entity") is a corporation or partnership organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all of the obligations of the Company under this Indenture and the Securities;

         (b) immediately after giving effect to such transaction, no Default and no Event of Default under this Indenture shall have occurred and be continuing;

         (c) immediately after giving effect to such transaction on a PRO FORMA basis, the Consolidated Net Worth of the Surviving Entity is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

         (d) immediately after giving effect to such transaction on a PRO FORMA basis, the Fixed Charge Coverage Ratio of the Surviving Entity is at least 1:1; PROVIDED that if the Fixed Charge Coverage Ratio of the Company before giving effect to such transaction is within the range set forth in column (A) below, then the PRO FORMA Fixed Charge Coverage Ratio of the Surviving Entity shall be at least equal to the lesser of (x) the ratio determined by multiplying the percentage set forth in Column B by the Fixed Charged Charge Coverage Ratio of the Company prior to such transaction, and (y) the ratio set forth in Column C below:


(A)                                                        (B)          (C)
---                                                        ---          ---
1.11:1 to 1.99:1......................................     90%         1.5:1
2.00:1 to 2.99:1......................................     80%         2.1:1
3.00:1 to 3.99:1......................................     70%         2.4:1
4.00:1 or more........................................     60%         2.5:1

and PROVIDED, FURTHER, that if the PRO FORMA Fixed Charge Coverage Ratio of the Surviving Entity is 3:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the require ments of this clause (d).

Section 5.2   OPINION OF COUNSEL TO TRUSTEE; OFFICERS' CERTIFICATE.

         The Trustee, subject to the provisions of Section 7.1 and 7.2, shall receive and be entitled to conclusively rely upon an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, transfer, lease or conveyance complies with the applicable provisions of this Indenture and that all conditions precedent herein provided relating to such transaction have been complied with.

Section 5.3   SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, transfer, lease or conveyance of properties or assets in accordance with Section 5.1, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein. When a Surviving Entity duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations, PROVIDED that, in the case of transfer by lease, the predecessor corporation shall not be released from the payment of principal, premium, if any, and interest on the Securities.


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.1   EVENTS OF DEFAULT.

         An "Event of Default," whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be occasioned or prohibited by the provisions of Article X or voluntarily or involuntarily be effected by the operation of law or pursuant to any judgment, decree or order of any administrative or governmental body):

         (a) a default in the payment of interest on any Security when the same shall become due and payable and the continuance of such default for a period of 30 days;

         (b) a default in the payment of all or any part of the principal of or premium, if any, on any Security when and as the same shall become due and payable at maturity, or upon acceleration, redemption or otherwise including default in the payment of the Purchase Price required to be offered in a Net Proceeds Offer;

         (c) a failure by the Company to comply with any of the other agreements or covenants in, or provisions of, the Securities or this Indenture which failure continues for the period and after the notice specified below;

         (d) a failure to pay the final scheduled principal installment in an amount of at least $20.0 million at the stated maturity date thereof (after giving effect to any applicable grace periods) under any mortgage, indenture or instrument under which there may be issued or evidenced any Indebtedness for borrowed money by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee is now existing or hereafter created;

         (e) a default under any mortgage, indenture or instrument under which there may be issued or evidenced any Indebtedness for borrowed money by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee is now existing or hereafter created if, as a result of such default, the maturity of such Indebtedness has been accelerated prior to its express maturity, and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which the principal amount remains unpaid upon its final maturity (after giving effect to any extension of such Maturity Date by the holder of such Indebtedness and the expiration of any applicable grace period) or the maturity of which has been so accelerated, aggregates $20.0 million or more;

         (f) a final judgment or final judgments for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any of its Restricted Subsidiaries, that in the aggregate, equal or exceed $10.0 million at any one time are entered by a court or courts of competent jurisdiction against the Company, or any of its Restricted Subsidiaries and such judgment or judgments or warrant of attachment shall not be discharged, satisfied, stayed, annulled or rescinded within 60 days of being entered or, in the case of any final judgment which provides for payment over time, from any applicable payment date;

         (g) the Company, or any of the Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

         (i) commences a voluntary case,

         (ii) consents to the entry of an order for relief against it in an involuntary case,

         (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

         (iv) makes a general assignment for the benefit of its creditors; or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Company or any of its Restricted Subsidiaries as debtor in an involuntary case,

         (ii) appoints a Custodian of the Company or any of its Restricted Subsidiaries or a Custodian for all or substantially all of the property of the Company or any of its Restricted Subsidiaries, or

         (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries,

         and the order or decree remains unstayed and in effect for 60 days;

         The Company is required, pursuant to Section 4.4(a) hereof, to deliver to the Trustee annually a statement regarding compliance with the provisions of the Indenture, and the Company is required, pursuant to Section 4.4(c) hereof, upon becoming aware of any Default or Event of Default to deliver a statement to the Trustee specifying such Default or Event of Default.

         A Default under clause (c) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 30% in principal amount of the then outstanding Securities notify the Company and the Trustee, in writing of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a Notice of Default.

         In the case of any Event of Default pursuant to the provisions of this
Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium, if any, which the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary withstanding.

Section 6.2   ACCELERATION.

         If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (g) or (h) of Section 6.1 hereof) occurs and is continuing, the Trustee by written notice to the Company or the Holders of at least 30% (or 25% in the case of an Event of Default with respect to payment of principal of or interest on the Securities) in aggregate principal amount of the then outstanding Securities by written notice to the Company (and the Trustee if given by the Holders), may and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued and unpaid interest on the Securities to be due and payable immediately; PROVIDED, HOWEVER, that if any Senior Indebtedness is outstanding pursuant to the Credit Facility, upon a declaration of acceleration, such principal and interest shall be due and payable upon the earlier of (x) the day that is five Business Days after the provision to the Company and the Credit Agent of such written notice, unless such Event of Default is cured or waived prior to such date, and (y) the date of acceleration of any Senior Indebtedness under the Credit Facility. In the event of a declaration of acceleration because an Event of Default described in clause
(d) or (e) of Section 6.1 hereof has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such payment default is cured or waived or the Holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within 60 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (d) or (e) of Section 6.1 hereof has occurred that has not been cured or waived within 60 days of the declaration of acceleration of such Indebtedness in respect thereof. Upon such declaration of acceleration the principal, premium, if any, and accrued interest, due and payable on the Securities, as determined in the next succeeding paragraph, shall be due and payable immediately. If an Event of Default with respect to the Company specified in clause (g) or (h) of Section 6.1 hereof occurs, all unpaid principal of, premium, if any, and accrued interest on the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

         Notwithstanding the foregoing, at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Holder or Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, a Default or an Event of Default if:

         (A) the Company has paid or deposited with the Trustee a sum sufficient to pay:

               (1) all overdue interest on all Securities,

               (2) the principal of (and premium, if any, applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

               (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities and

               (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances for the Trustee, its agents and counsel, and

         (B) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declara tion of acceleration, have been cured or waived.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security held by a non-consenting Holder or any Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each then outstanding Security, unless all such affected Holders agree, in writing, to waive such Default or Event of Default. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

Section 6.3  OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest then due on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies hereunder are cumulative to the extent permitted by law.

Section 6.4   WAIVER OF PAST DEFAULTS.

         Subject to Section 6.7, prior to the declaration of acceleration of maturity of the Securities as provided in Section 6.2, the Holders of not less than a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities), except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest on any Security (including, without limitation, pursuant to any mandatory or optional redemption obligation hereunder) or (ii) with respect to any covenant or provision which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5   CONTROL BY MAJORITY.

         The Holders of a majority in aggregate principal amount of the then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, PROVIDED THAT the Trustee may refuse to follow any direction that conflicts with any rule of law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders not taking part in such written direction or that may involve the Trustee in personal liability.

Section 6.6   LIMITATIONS ON SUITS.

         A Holder may not pursue a remedy with respect to this Indenture or the Securities unless:

         (A) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

         (B) the Holders of at least 30% (or 25% in the case of an Event of Default with respect to payment of principal of and interest on the Securities) in principal amount of the then outstanding Securities have made a written request to the Trustee to pursue the remedy;

         (C) such Holder or Holders offer to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred or reasonably probable to be incurred in compliance with such request;

         (D) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

         (E) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction which is inconsistent with the request, it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.7   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, and interest on the Security, on the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8   COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal, premium, if any, and interest remaining unpaid on the Securities, determined in accordance with Section 6.2 hereof and interest on overdue principal, premium, if any, and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and counsel.

Section 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 PRIORITIES.

         Subject to Article X, any money collected by the Trustee pursuant to this Article VI shall be applied in the following order and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: to the Trustee for amounts due under Section 7.7 hereof;

         SECOND: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

         THIRD: to the Company.

         The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to Holders pursuant to this Article VI.


Section 6.11 UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities.

Section 6.12      RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13 DELAY OR OMISSION NOT WAIVER.

         No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.14 RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                   ARTICLE VII

                                     TRUSTEE

Section 7.1 DUTIES OF TRUSTEE.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of a Default or an Event of Default:

                  (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied or read into this Indenture which are adverse to the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclu sively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions (whether in their original or facsimile form) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but not to verify the contents thereof.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by it, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.1.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2 RIGHTS OF TRUSTEE.

         Subject to Section 7.1:

         (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.4 and 11.5. The Trustee shall not be liable for and shall have full and complete authorization and protection in respect of any action it takes or omits to take in good faith in reliance on such certificate, opinion or advice of counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed by it with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order, or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification (which notice references this Indenture) or with respect to which a Trust Officer shall have actual knowledge.

         (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

Section 7.3 INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

Section 7.4 TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication or for the use or application of any funds received by a Paying Agent other than the Trustee.

Section 7.5 NOTICE OF DEFAULT.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs or, if later, within ten days after such Default or Event of Default becomes known to the Trustee unless such Default or Event of Default has been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers determines in good faith that withholding the notice is in the interests of the Holders.

Section 7.6 REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15 beginning with May 15, 1999, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system or are delisted therefrom.

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed.

Section 7.7 COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it, except for any such disburse ments, advances and expenses arising from its negligence or bad faith. Subject to the foregoing, such expenses shall include the reasonable fees, disbursements and expenses of the Trustee's counsel.

         The Company shall indemnify and hold harmless the Trustee or any predecessor Trustee and their agents against any loss, liability or expense (including without limitation reasonable fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture including, without limitation, costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of its powers and duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of the Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

Section 7.8       REPLACEMENT OF TRUSTEE.

         The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

The foregoing notwithstanding, a resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee. The successor Trustee shall mail a notice of its succession to the Holders.

Section 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

         Subject to Section 7.10 hereof, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 7.10 ELIGIBILITY; DISQUALIFICATION.

         The Trustee shall at all times satisfy the requirements of TIA
Section 310(a)(1) and TIA Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $25.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

Section 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at its option and at any time, elect to have Section
8.2 or Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

Section 8.2 LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and this Indenture shall cease to be of further effect as to, all outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and the Company shall be deemed to have satisfied all its obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust funds described below; (b) the Company's obligations with respect to such Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities, and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Securities.

Section 8.3 COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12,
4.13 and 4.15, and Article V, with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Section 6.1(c) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, Sections 6.1(d), 6.1(e) and 6.1(f) shall not constitute Events of Default.

Section 8.4 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.2 or Section 8.3 to the outstanding Securities:

         (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it), in trust, for the benefit of the Holders of such Securities,
(i) U.S. Legal Tender in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, U.S. Legal Tender in an amount, or (iii) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest on the Securities and the Trustee, for the exclusive benefit of the Holders of the Securities, shall have a valid, perfected, exclusive security interest in such trust;

         (b) In the case of an election under Section 8.2 before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the

Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) In the case of an election under Section 8.3 before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as
Section 6.1(g) or Section 6.1(h) is concerned, at any time in the period ending on the 91st day after the date of such deposit;

         (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) In the case of an election under either Section 8.2 or 8.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

         (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, clauses (a) through (f), and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and
(e) of this Section 8.4 have been complied with.

         If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Securities when due, then the obligations of the Company under this Indenture and the Securities will be revived and no such defeasance will be deemed to have occurred.

Section 8.5 DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.6, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

Section 8.6 REPAYMENT TO THE COMPANY.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall deliver or pay to the Company from time to time upon the request of the Company any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Any U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall, subject to the requirements of applicable law, be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company at the Company's written request.

Section 8.7 REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 and 8.3, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1 SUPPLEMENT INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (a) to cure any ambiguity, defect, or inconsistency, PROVIDED such action pursuant to this clause (a) shall not adversely affect the interests of any Holder in any respect;

         (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder;

         (c) to provide for collateral for the Securities;

         (d) to evidence the succession of another person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V;

         (e) to provide for uncertificated Securities; or

         (f) to effect or maintain the qualification of this Indenture under the TIA.

Section 9.2 AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.

         Subject to Section 6.7, with the consent of the Holders of a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Sections 6.4 and 6.7, the Holder or Holders of a majority, in principal amount of then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

         (a) change the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

         (b) reduce the rate or extend the time for payment of interest on any Security;

         (c) reduce the principal amount of any Security, or reduce the Purchase Price or the Redemption Price;

         (d) change the stated maturity or the Net Proceeds Payment Date (other than in accordance with Section 4.10) of any Security;

         (e) alter the redemption provisions of Article III or the terms or provisions of Section 4.10 in a manner adverse to any Holder;

         (f) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security;

         (g) make any changes in Section 6.4, 6.7 or this clause (g);

         (h) make the principal of, or the interest on, any Security payable with anything or in any manner other than as provided for in this Indenture and the Securities as in effect on the date hereof;

         (i) waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the Securities or that resulted from failure to comply with Section 4.10;

         (j) make the Securities subordinated in right of payment to any extent or under any circumstances to any other indebtedness, except to the extent no less favorable to the Holders than would be consistent with Article X and this Indenture as in effect on the Issue Date; or

         (k) make any changes relating to (a) the right of the Trustee to file proof of claim in any bankruptcy or similar proceeding, or (b) the limitation on the right of Holders to direct the Trustee to institute legal proceedings with respect to the Indenture or to such provision.

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mal such notice, or any defect therein, shall not, however, in any way impair or affect the validity or any such supplemental indenture.

         After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

Section 9.3 COMPLIANCE WITH TIA.

         Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.4 REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the person designated by the Company as the person to whom consents should be sent received before the date on which the Trustee receives an Officers' Certificate certifying that the

Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (9) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; PROVIDED, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.5 NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes, the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

Section 9.6 TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; PROVIDED, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                    ARTICLE X

                                  SUBORDINATION

Section 10.1 SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.

         The Company, for itself and its successors, and each Holder, by his acceptance of Securities, agrees that the payment of the principal of, premium, if any, and interest on the Securities is subordinated, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness whether outstanding on the Issue Date or thereafter incurred, including any interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against the Company in a bankruptcy case under Title 11 of the United States Code.

         This Article X shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 10.2 NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES.

         (a) No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, or interest on the Company of principal of, premium, if any, or interest on the Securities whether pursuant to the terms of the Securities or upon acceleration or otherwise shall be made if, at the time of such payment there exists a default in the payment of all or any portion of principal of, premium, if any, or interest on any Designated Senior Debt (and the Trustee has received written notice thereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of Designated Senior Debt. In addition, during the continuance of any other event of default with respect to (i) the Credit Facility pursuant to which the maturity thereof may be accelerated, upon the occurrence of (a) receipt by the Trustee of written notice from the Credit Agent, or (b) if such event of default results from the acceleration of the Securities, the date of such acceleration, no such payment may be made by or on behalf of the Company upon or in respect of the Securities for a period ("Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the Credit Agent), or (ii) any other Designated Senior Debt, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Debt (or the holders of at least a majority in aggregate principal amount of such other Designated Senior Debt then outstanding), no such payment may be made by or on behalf of the Company upon or in respect of the Securities for a Payment Blockage Period commencing on the date of receipt of such notice and ending 119 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee or other representative commencing the Payment Blockage Period). Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date on which such Payment Blockage Period was commenced. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days; PROVIDED that the commencement of a Payment Blockage Period by the holders of Designated Senior Debt other than under the Credit Facility shall not bar the commencement of another Payment Blockage Period by the Credit Agent within such period of 360 consecutive days. For all purposes of this paragraph, no Event of Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the representative of such Designated Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not loss than 90 consecutive days.

         (b) In furtherance of the provisions of Section 10.1, in the event that, notwithstanding the foregoing provisions of this Section 10.2, any payment on account of principal of, premium, if any, or interest on the Securities or to redeem (or make a deposit in redemption of), defease or acquire any of the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and hold in trust), at a time when such payment was prohibited by the provisions of this
Section 10.2, then, unless and until such payment is no longer prohibited by this Section 10.2, such payment (subject to the provisions of Section 10.6) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Indebtedness, or their respective representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, and shall be immediately paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to make payment in full, in cash or cash equivalents, to the holders of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and such distributions to or for the holders of Senior Indebtedness.

         The Company shall give prompt written notice to the Trustee and the Holders of any default or event of default, and any cure or waiver thereof, or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

Section 10.3 SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY.

         Upon any distribution of assets of the Company of any kind or character, whether in cash, property or securities upon any dissolution, winding up, total or partial liquidation or reorganization of the Company (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company):

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or cash equivalents of all amounts payable under Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not such interest is an allowed claim against the Company in a bankruptcy case under Title 11 of the United States Code), before the Holders or the Trustee on behalf of the Holders are entitled to receive any payment on account of the principal of, premium, if any or interest on the Securities;

         (b) any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article X, shall be immediately paid by the Company or by any liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness; and

         (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of, premium, if any, or interest on the Securities before all Senior Indebtedness is paid in full in cash or cash equivalents, such payment or distribution (subject to the provisions of Sections 10.6) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of the Senior Indebtedness, or their respective representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, and shall be immediately paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness.

         The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.

Section 10.4 HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR
INDEBTEDNESS

         Subject to the payment in full in cash or cash equivalents of all Senior Indebtedness, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article X, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or cash equivalents.

Section 10.5 OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

         Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets or securities of the Company referred to in this
Article X, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. Nothing in this Section 10.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

Section 10.6 TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

         Neither the Trustee nor any Paying Agent shall at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any trustee or agent therefor, and, prior to the receipt of any such written notice, the Trustee or paying agent shall be entitled to assume conclusively that no such facts exist. Unless at least three Business Days prior to the date on which by the terms of this Indenture any moneys are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal, premium, if any, the interest or other amounts due on any Security), the Trustee or Paying Agent shall have received with respect to such moneys the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing contained in this Section 10.6 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 10.2.

Section 10.7 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

         (a) No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article X shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

         (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holder of any Indebtedness of the Company, without incurring responsibility to the holders of any Indebtedness of the Company, and without impairing or releasing the subordination provisions contained in this Article X, or the obligations hereunder of the holders of the Indebtedness of the Company, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any Instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness or fail to perfect or delay the perfection of any such lien; (c) release any Person liable in any manner for the collection of Senior

Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 10.8 HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES

         Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article X and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attor ney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 10.9      RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

         The Trustee shall be entitled to all of the rights set forth in this
Article X in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 10.10 ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article X shall not be construed as preventing the occurrence of a Default or an Event of Default under
Section 6.1.


Section 10.11 NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR INDEBTEDNESS.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations are as specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee. Nothing in this Section 10.11 shall affect the obligation of any other such person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.


                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1 TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of the Indenture under the TIA, shall control.

Section 11.2 NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address.

         If to the Company

                  World Color Press, Inc.
                  The Mill
                  340 Pemberwick Road
                  Greenwich, Connecticut  06831
                  Attention: Jennifer L. Adams, Esq.

         If to the Trustee:

                  The Bank of New York
                  101 Barclay St., Floor 21W
                  New York, New York  10286
                  Attention:  Corporate Trust Trustee Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered, five Business Days after being deposited in the mail, postage prepaid, if mailed, when receipt acknowledged, if telecopied and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time proscribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that the Person making such certificate or opinion has read and understands such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; PROVIDED that with respect to matters of fact Opinions of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 11.6 RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7 LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8 NO RECOURSE AGAINST OTHERS.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consider ation for Issuance of the Securities.

Section 11.9 GOVERNING LAW

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT,

ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF TIE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 11.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11 SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12 COUNTERPART ORIGINALS.

         The parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together represent the same agreement.


Section 11.13 TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


Section 11.14     SEVERABILITY.

                  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 11.15     QUALIFICATION OF INDENTURE.

                  The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualifica tion of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

Section 11.16     REGISTRATION RIGHTS.

                  Certain Holders of the Securities may be entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, a Registration Rights Agreement. As used in this Indenture, all references to "interest" on the Securities shall include, for all purposes, "Liquidated Damages" (as defined therein), if any, payable in respect of all or a portion of such Securities under the terms of any Registration Rights Agreement.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                            WORLD COLOR PRESS, INC.


                                            By: /s/ Jennifer L. Adams
                                               --------------------------------
                                               Name: Jennifer L. Adams
                                               Title: Executive Vice President


                                            THE BANK OF NEW YORK, Trustee


                                            By: /s/ Mary La Gumina
                                               --------------------------------
                                               Name: Mary La Gumina
                                               Title: Assistant Vice President

                                                                       EXHIBIT A

                                FORM OF SECURITY

                     7 3/4% SENIOR SUBORDINATED NOTE DUE 2009

                                                     CUSIP:
No.                                                        $
                                                            -------------------
                             WORLD COLOR PRESS, INC.

promises to pay to


or registered assigns, the principal sum of ________________ dollars on February 15, 2009.

Interest Payment Dates: February 15 and August 15 commencing August 15, 1999.
Record Dates:   February 1 and August 1

Reference is hereby made to the further provisions of this Senior Subordinated Note due 2009 set forth on the reverse side hereof and such further provisions shall have the same effect as if set forth on the front side hereof.

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by its duly authorized officers.


                                            WORLD COLOR PRESS, INC.

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



CERTIFICATE OF AUTHENTICATION:

This is one of the Securities referred to in the within mentioned Indenture.

Dated:  February 22, 1999

                                               THE BANK OF NEW YORK, as Trustee

                                                 By:
                                                    ---------------------------
                                                    Authorized Signatory

                           [Reverse Side of Security]

                     7 3/4% SENIOR SUBORDINATED NOTE DUE 2009

         [Insert the Global Security Legend, if applicable, pursuant to the provisions of the Indenture.]

         [Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture.]

         [Insert the Regulation S Temporary Global Security Legend, if applicable, pursuant to the provisions of the Indenture.]

         Capitalized terms used herein have the meaning assigned to them in the Indenture (as defined in Section 4 below) unless otherwise indicated.

         1. INTEREST. World Color Press, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 7 3/4% per annum from February 22, 1999
[date of issuance of any Additional Securities] until maturity. The Company will pay interest semiannually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Issue Date; PROVIDED that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be August 15, 1999. The Company shall pay interest on overdue principal from time to time on demand at the same rate per annum on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         [Until this Regulation S Temporary Global Security is exchanged for one or more Regulation S Permanent Global Securities, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Security shall in all other respects be entitled to the same benefits as other Senior Subordinated Securities under the Indenture.](1)

--------
(1) Insert this paragraph in Regulation S Temporary Global Security only.

         2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Securities will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Securities at their addresses set forth in the register of holders of Securities and PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Securities, and all other Securities the Holders of which shall have provided wire transfer instructions to an account within the United States to the Company or the Paying Agent at least five days before the relevant Record Date. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at The Bank of New York, 101 Barclay Street, Floor 21W, N.Y., NY. 10286, Attn: Corporate Trust Trustee Administration.

         3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

         4. INDENTURE. The Company issued the Securities under an Indenture dated as of February 22, 1999 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77 aaa-77bbbb) (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.9 of the Indenture, to issue Additional Securities pursuant to Section 2.14 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture.


         5. REDEMPTION.

         (a) The Company may redeem all or any of the Securities, in whole or in part, at any time on or after February 15, 2004, at the Redemption Price

(expressed as a percentage of the principal amount therefor) set forth below if the Securities are redeemed during the twelve-month period beginning on the date indicated in the table below, in each case together with any accrued but unpaid interest to the Redemption Date, as set forth in Section 3.7 of the Indenture.


                  YEAR                                        REDEMPTION
                  ----                                        ----------

                  February 15, 2004...........................103.875%
                  February 15, 2005...........................102.583%
                  February 15, 2006...........................101.292%
                  February 15, 2007 or thereafter.............100.000%

         Notwithstanding the foregoing, at any time prior to February 15, 2002, the Company may also redeem up to 40% in aggregate principal amount of the Securities originally issued (including the original principal amount of any Additional Securities) with the net proceeds from any public offering of Equity Interests of the Company (other than Redeemable Stock) at a redemption price equal to 107.75% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date; PROVIDED that at least 60% in aggregate principal amount of the Securities originally issued (including the original principal amount of any Additional Securities) must remain outstanding after each such redemption.

         6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Securities are to be redeemed at its registered address. Securities in denomina tions larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Securities or portions thereof called for redemption.

         7. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         8. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

         9. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the restrictive covenants described in paragraph 12 below, but excluding their obligation to pay the principal of, premium, if any and interest on the Securities).

         10. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency (provided that such action shall not adversely affect the interests of the Holders in any respect); to add to the covenants of the Company for the benefit of Holders or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder; to provide collateral for the Securities; to evidence the succession of another person to the Company; to provide for uncertificated Securities; and to effect or maintain the qualification of the Indenture under the TIA.

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting holder) (i) change the percentage of the principal amount of this Security whose Holders must consent to an amendment, supplement or waiver of any provision of any Security or the Indenture; (ii) reduce the rate or extend the time for payment on this Security; (iii) reduce the principal amount of any Security or reduce the Purchase Price or the Redemption Price; (iv) change the Stated Maturity or the Net Proceeds Payment Date (other than in accordance with Section 4.10 of the Indenture); (v) alter the redemption provisions of Article Three of the Indenture or the terms and provisions of Section 4.10 of the Indenture, in any case, in a manner adverse to any Holder; (vi) make changes in provisions concerning waivers of Defaults or Events of Defaults of Holders of securities or the rights of Holders to recover principal or premium of, interest on, or redemption payment with respect to, any Security in the form and manner provided in the Indenture; (vii) make any changes to Section 6.9 or 6.6 or the third sentence of Section 9.2 of the Indenture.

         The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture or this Security (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

         11. DEFAULTS AND REMEDIES. Events of Default include: default in payment of interest on any Security for 30 days; default in payment of principal of or premium on the Securities at maturity, or upon acceleration, redemption or otherwise; failure by the Company for 30 days after written notice to it from the Trustee or Holders of at least 30% in principal amount of the then outstanding Securities to comply with any of its other agreements in the Indenture or the Securities; certain defaults under other Indebtedness; certain final judgments that remain undischarged for 60 days after being entered; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% (or 25% in the case of an Event of Default with respect to payment of principal of or interest on the Securities) in aggregate principal amount of the then outstanding Securities may declare all the Securities to be immediately due and payable for any amount equal to 100% of the principal amount of the Securities plus premium, if any, and accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice and except that if any Senior Indebtedness is outstanding pursuant to the Credit Facility, upon a declaration of acceleration, such principal, premium, if any, and interest shall be due and payable upon the earlier of (x) the day that is five business days after the provision to the Company and the Credit Agent of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Indebtedness under the Credit Facility. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority is principal amount of the then outstanding Securities may direct the Trustee in its exerciseof any trust or power. The Trustee may withhold from Holders notice of any continuing

Default or Event of Default (except a Default or an Event of Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         12. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, pay dividends and make distributions with respect to, or repurchase or otherwise acquire or retire for value, any of their Equity Interests, prepay subordinated Indebtedness, make Restricted Investments, incur additional Indebtedness, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of all or substantially all of its properties ro assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

         13. TRUSTEE DEALINGS WITH COMPANY. Subject to applicable provisions under the TIA, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

         14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         15. AUTHENTICATION. This Security shall not be valid until authenti cated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. SUBORDINATION. The securities are subordinated to Senior Indebtedness (as defined in the Indenture), which includes (i) the Senior Bank Debt and (ii) any other Indebtedness permitted to be incurred pursuant to the terms of Section 4.8 of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company, (ii) Indebtedness that is represented by Redeemable Stock, (iii) any liability for federal, state, or local taxes owed or owing by the Company, (iv) Indebtedness of the Company to any Subsidiary or any Affiliate of the Company,
(v) trade payables, (vi) Indebtedness that is incurred in violation of the Indenture (other than Senior Bank Debt), (vii) the 6% Convertible Notes and
(viii) the Company's 8 3/8% Senior Subordinated Notes due 2008. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. the Company agrees, and each Holder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

         19. ADDITIONAL RIGHTS OF HOLDERS OF SECURITIES. Certain Holders of the Securities may be entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement. As used in this Security, all references to "interest" on the Security shall include, for all purposes, "Liquidated Damages" (as defined therein), if any, payable in respect of the Security under the terms of the applicable Registration Rights Agreement.(2)

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         WORLD COLOR PRESS, INC.
         The Mill
         340 Pemberwick Road
         Greenwich, Connecticut  06831


--------
(2) This paragraph should be included only for the Initial Securities.

                           Attention: General Counsel

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:                                       Your Signature:
     ------------------------------                        ---------------------
                                            (Sign exactly as your name appears
                                            on the face of this Security)

Signature Guarantee



                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY(3)

         The following exchanges of a part of this Global Security for an interest in another Global Security or for Definitive Securities, or exchanges of a part of another Global Security or Definitive Securities for an interest in this Global Security, have been made:


                          Amount of                Amount of               Principal Amount              Signature of
                          decrease in              increase in             of this Global                authorized signatory of
Date of                   Principal Amount         Principal Amount        Security following            Trustee or
Exchange                  of this Global           of this Global          such decrease (or             Securities
                          Security                 Security                increase)                     Custodian
------------------------------------------------------------------------------------------------------------------------------------




--------
(3) This schedule should only be added if the Security is issued in global form.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

         Re: 7 3/4% SENIOR SUBORDINATED SECURITIES DUE 2009 OF WORLD COLOR PRESS, INC.


         Reference is hereby made to the Indenture, dated as of February 22, 1999 (the "Indenture"), between World Color Press, Inc., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________, (the "Transferor") owns and proposes to transfer the Securit[ies] or interest in such Securit[ies] specified in Annex A hereto, in the principal amount of $__________ in such Securit[ies] or interests (the "Transfer"), to ________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A 144A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A REGULATION S TEMPORARY GLOBAL

SECURITY, A REGULATION S PERMANENT GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Cedel. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Security, the Regulation S Temporary Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE SECURITY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) / / such Transfer is being effected to the Company;

                                       or

         (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by
(1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Securities at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Securities in the Indenture and the Securities Act.

4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY.

         (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or on Restricted Definitive Securities and in the Indenture and the Securities Act.

     (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or on Restricted Definitive Securities and in the Indenture and the Securities Act.

         (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for the benefit of the Trustee and the Registrar and the benefit of the Company.



                                            ---------------------------
                                            [Insert Name of Transferor]


                                            By:
                                               ------------------------
                                                 Name:
                                                 Title:

Dated:__________, ____

                       ANNEX A TO CERTIFICATE OF TRANSFER


1. The Transferor owns and proposes to transfer the followings:

                                      [CHECK ONE OF (a) OR (b)]

     (a) / /  a beneficial interest in a:

         (i)    / /    144A Global Security (CUSIP _____), or

         (ii) / / Regulation S Global Security (CUSIP _____); or

     (b) / /      a Restricted Definitive Security.


2. After the Transfer the Transferee will hold:

                                             [CHECK ONE]

     (a) / /      a beneficial interest in a:

         (i)    / /    144A Global Security (CUSIP _____), or

         (ii) / / Regulation S Global Security (CUSIP _____), or

         (iii)  / /    Unrestricted Global Security (CUSIP _____); or

     (b) / /      a Restricted Definitive Security; or

     (c) / /      an Unrestricted Definitive Security,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE


Re: 7 3/4% SENIOR SUBORDINATED SECURITIES DUE 2009 OF WORLD COLOR PRESS, Inc.

                               (CUSIP __________)

         Reference is hereby made to the Indenture, dated as of February 22, 1999 (the "Indenture"), between World Color Press, Inc., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________, (the "Owner") owns and proposes to exchange the Securit[ies] or interest in such Securit[ies] specified herein, in the principal amount of $_________ in such Securit[ies] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY

         (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for an Unrestricted

Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

         (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTEREST IN RESTRICTED GLOBAL SECURITIES.

         (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a Restricted

Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

         (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner's Restricted Definitive Security for a beneficial interest in a [CHECK ONE] / / 144A Global Security or / / Regulation S Global Security, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consumma tion of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for the benefit of the Trustee and the Registrar and the benefit of the Company.


                                                  ----------------------------
                                                  [Insert Name of Owner]



                                                  By:
                                                     --------------------------
                                                      Name:
                                                      Title:

Dated: ___________, ____

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


World Color Press, Inc.
The Bank of New York, as Trustee

c/o The Bank of New York
101 Barclay Street, Floor 21W
New York, NY 10286
Attn:  Corporate Trust Trustee Administration


         Re:      7 3/4% Senior Subordinated Notes due 2009 OF WORLD COLOR
                  PRESS, INC.

         Reference is hereby made to the Indenture, dated as of February 22, 1999 (the "Indenture"), between World Color Press, Inc., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $___________ aggregate principal amount of:

         (a)      / /        a beneficial interest in a Global Security, or

         (b)      / /        a Definitive Security,

                  we confirm that:

         1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the Undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substan tially in the form of this letter and, if such transfer is in respect of a principal amount of Securities, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) pursuant to an effective registration statement under the Securities Act, or (G) in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel acceptable to the Company and we further agree to provide to any person purchasing the Definitive Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (E) or clause (G) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may, reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         The Trustee, the Registrar and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                           ------------------------------------
                                           [Insert Name of Accredited Investor]


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

Dated: __________, ____